EXHIBIT 99.1
CERTIFICATION

In connection with the Annual Report (the Report) on Form 11-K for the Employees’ Thrift Plan of Indianapolis Power & Light Company (the Plan), by signing below, each of the undersigned officers of Indianapolis Power & Light Company (the Company), which does business as AES Indiana, hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, (i) this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.
Signed this 27th day of June, 2024.

/s/ Kenneth J. Zagzebski
Kenneth J. Zagzebski
Chief Executive Officer

/s/ Gustavo Garavaglia
Gustavo Garavaglia
Chief Financial Officer

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.